EXHIBIT 10.8

THIRD AMENDMENT AGREEMENT

        This THIRD AMENDMENT AGREEMENT, dated to be effective as of April 29, 2005 (this "Third Amendment"), to the Secured Loan Agreement, dated as of May 7, 1997 (the "Secured Loan Agreement"), among FINOVA Capital Corporation, Wilmington Trust Company, not in its individual capacity, except as expressly set forth therein, but solely as owner trustee ("Owner Trustee") under the Trust Agreement (as defined below), 747 Inc., an Oregon corporation ("747"), Delford M. Smith, a natural person, and King, Christian Inc., a Nevada corporation ("King Christian"), as amended by the Amendment Agreement, dated as of May 9, 2003, and as further amended by the Second Amendment Agreement, dated as of May 10, 2004 (as amended, the "Existing Secured Loan Agreement"), is hereby given by FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee, EVERGREEN INTERNATIONAL AVIATION, INC., an Oregon corporation ("Aviation"), as assignee of Evergreen Holdings, Inc., an Oregon corporation ("Holdings") (successor to 747 and King Christian), and DELFORD M. SMITH.

WITNESSETH

        WHEREAS, the Secured Loan Agreement was entered into on May 7, 1997 among FINOVA, as lender, Wilmington Trust Company, not in its individual capacity, except as expressly set forth therein, but solely as Owner Trustee of the trust created pursuant to the Trust Agreement, as borrower, and 747, Delford M. Smith and King Christian, as owner participants;

        WHEREAS, a trust was created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated by the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, as amended and restated by the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended by the First Amendment thereto as of May 8, 2003, as amended by the Second Amendment thereto as of January 14, 2004, and as amended by the Third Amendment thereto as of May 10, 2004, among Aviation, as assignee of Holdings (successor to 747 and King Christian), and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but as Owner Trustee (as restated and amended, the "Trust Agreement");

        WHEREAS, pursuant to the Articles of Merger, dated July 31, 1998, and filed on August 11, 1998, with the Secretary of State of the State of Oregon, each of 747 and King Christian were merged with and into Holdings, with Holdings as the surviving corporation;

        WHEREAS, the Assignment, Assumption and Amendment, dated as of July 31, 1998, was entered into among Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, Delford M. Smith, Holdings, Aviation and FINOVA,

whereby Holdings (as successor to 747 and King Christian) assigned all its right, title and interest in, to and under the Secured Loan Agreement to Aviation, and Aviation assumed all Holdings' obligations thereunder;

        WHEREAS, the Assignment and Assumption Agreement, dated as of July 31, 1998, was entered into between Holdings and Aviation, whereby Holdings assigned all its rights, title and interests in, to and under the Trust Agreement to Aviation, and Aviation assumed all Holdings' obligations thereunder;

        WHEREAS, pursuant to the terms of the Existing Secured Loan Agreement, the Loan Term expired on April 29, 2005; and

        WHEREAS, the parties hereto have agreed to modify the Existing Secured Loan Agreement to, among other things, extend the Loan Term by a period of five months;

        NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

        1.    Recitals. The recitals set forth above are incorporated into this Third Amendment by this reference and are hereby stipulated by the parties to be true and correct.

        2.     DefinitionsExcept as specifically set forth in this Third Amendment, all capitalized terms set forth herein shall have the meanings contained in the Existing Secured Loan Agreement. The foregoing notwithstanding, Section 1.2 of the Existing Secured Loan Agreement shall be amended to add the following defined terms or, to the extent any such term is already defined therein, to amend and restate such definition as provided below:

"Lender"	FINOVA Capital Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business and chief executive office at 4800 North Scottsdale Road, Scottsdale, Arizona 85251; Telephone No. (480) 636-6743; Telefax No.(480) 636-6728.

"Loan Term"	the period commencing on the Closing Date through and including that date which shall be the earlier of: (i) September 29, 2005; or (ii) the date on which the Loan becomes payable in full under the provisions of Paragraph 7 or 8.

"Note"	the Promissory Note dated May 7, 1997, in the amount of $30,000,000, executed by WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee, as amended by that certain Amendment to Promissory Note dated as of even date herewith.

"Owner Participant"	from the date of the Secured Loan Agreement to July 31, 1998, collectively, 747, Inc., an Oregon corporation, Delford M. Smith, a natural person, and King, Christian Inc., a Nevada corporation; and after July 31, 1998, Evergreen International Aviation, Inc., an Oregon corporation ("Aviation"), as assignee of Evergreen Holdings, Inc., an Oregon corporation ("Holdings") (successor to 747 and King Christian), and Delford M. Smith, a natural person

"Security Agreement"	each of the First Priority Aircraft Chattel Mortgage and Security Agreement, dated the Closing Date, between Borrower and Lender, as modified, amended or supplemented.

"Transaction Documents"	the Loan Documents, the Lease, the Trust Agreement, the Guaranty and all documents executed and delivered in connection therewith and all transactions contemplated hereby and thereby, as such documents may be modified, amended or supplemented.

        3.     Amendment of Appendix I. Appendix "I" to the Existing Secured Loan Agreement shall be deleted in its entirety and replaced by the revised Appendix "I" attached hereto and incorporated herein by this reference.

        4.     Conditions Precedent. Notwithstanding anything contained herein or elsewhere in the Transaction Documents to the contrary, this Third Amendment shall not be effective and FINOVA's agreement shall be and is expressly conditioned on the fulfillment of each and every one of the following conditions precedent, in form, manner and substance satisfactory to FINOVA:

             4.1    Loan Modification Documents. The Owner Trustee, and/or each Owner Participant, as applicable, shall have delivered or caused to be delivered to FINOVA, the following documents duly executed and in form and substance satisfactory to FINOVA:

(i) this Third Agreement;

(ii) the Amendment to Promissory Note; and

(iii) the Amendment No. 6 to First Priority Chattel Mortgage and Security Agreement.

             4.2    Extension Fee. FINOVA shall have received an extension fee in the amount of Twenty-Five Thousand Dollars ($25,000).

             4.3    Corporate Documents. FINOVA shall have received the following documents duly executed and in form and substance acceptable to FINOVA:

(i) a Secretary's Certificate of Evergreen International Aviation, Inc. evidencing the signing authority of the officer(s) of such entity to sign this Third Amendment and all documents and instruments executed in connection herewith to which it is a party;

(ii) a certificate of good standing relative to Evergreen International Aviation, Inc. certified by the Secretary of State of its state of incorporation as being in full force and effect;

(iii) a Secretary's Certificate, resolution or other document acceptable to FINOVA of Owner Trustee evidencing the signing authority of the officer(s) of such entity to sign this Third Amendment and all documents and instruments executed in connection herewith to which it is a party; and

(iv) a certificate of good standing relative to the Owner Trustee certified by the Secretary of State of its state of incorporation as being in full force and effect.

             4.4    Event of Loss. No loss or destruction of the Aircraft shall have occurred, except to the extent covered by insurance with respect to the Aircraft.

        5.     Effect as an Amendment. Other than as specifically set forth in this Third Amendment, the remaining terms of the Existing Secured Loan Agreement shall remain in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. Lender's security interest in the Collateral owned by Borrower or otherwise previously pledged to Lender shall remain as security for this Third Amendment, the Existing Secured Loan Agreement, all other loan documents and the obligations of Borrower to Lender.

        6.     Entire Agreement. This Third Amendment and the other documents executed in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all other understandings, oral and written, with respect to the subject matter hereof.

        7.     Applicable Law. THIS THIRD AMENDMENT SHALL BE DEEMED TO HAVE BEEN NEGOTIATED AND MADE IN, AND SHALL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APLICABLE TO AGREEMENTS MADE BY RESIDENTS THEREOF TO BE ENTIRELY PERFORMED THEREIN.

        8.     Counterparts; Telecopy Execution. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart. Delivery of an executed counterpart of this Third Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Third Amendment.

        9.     Limitation of Liability.. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Third Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust Estate (as defined in the Trust Agreement) and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Owner Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee under this Third Amendment or the other related documents.

[SIGNATURE PAGES FOLLOW]

    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

As Lender:

FINOVA CAPITAL CORPORATION

By: /s/ James Wifler
Name: James Wifler
Title: Vice President

As Borrower:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth in Section 9.1 or 10.1 of the Secured Loan Agreement, but solely as Owner Trustee
By: /s/ Tira L. Johnson
Name: Tira L. Johnson
Title: Financial Services Officer

As Owner Participants:

EVERGREEN INTERNATIONAL AVIATION, INC.
By: /s/ John A. Irwin
Name: John A. Irwin
Title: Chief Financial Officer

DELFORD M. SMITH

/s/ Delford M. Smith

APPENDIX "I"

AMENDED REPAYMENT SCHEDULE
(EFFECTIVE AS OF APRIL 29, 2005)

The Loan shall be paid in monthly installments beginning with a principal payment on the Closing Date, then on the 29th day of each calendar month thereafter of the Loan Term, each installment, subject to the following paragraph, in the following aggregate amount of principal and interest:

(i)	$275,000.00 of principal only on May 7, 1997;

(ii)	$375,000.00 each commencing on May 29, 1997, and ending on July 29, 1998;

(iii)	$365,800.79 each for August 29, 1998 and September 29, 1998;

(iv)	$390,186.07 each for the next ten months of the Loan Term, commencing on October 29, 1998, and ending on July 29, 1999;

(v)	$471,650.78 each for the next seventy-three months of the Loan Term, commencing on August 29, 1999 and ending on August 29, 2005; and

(vi)	all outstanding and unpaid principal, accrued interest and any fees due FINOVA by WTC shall be paid in full on the maturity date, that date being September 29, 2005.